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                                                                      EXHIBIT 5
                          REGISTRATION RIGHTS AGREEMENT


         This Agreement is made as of _________, 1999, by and between The Source Information Management Company, a Missouri corporation (the "Company"), and Jonathan J. Ledecky ("Ledecky"), James R. Gillis and Monte Weiner (Messrs. Ledecky, Gillis and Weiner hereinafter collectively referred to as the "Shareholders").

                                    Recitals

         WHEREAS, the Company and the Shareholders have entered into that certain agreement and plan of merger by and among the Company, the Shareholders, U.S. Marketing Services, Inc. ("Target") and Source U.S. Marketing Co.("S-US") dated January 7, 1999 (the "Merger Agreement") pursuant to which Target will be merged with and into S-US and the Shareholders will receive an aggregate of 1,926,719 shares of the Company's common stock, $.01 par value per share (the "Common Stock") and 1,473,281 shares of the Company's Series A Convertible Preferred Stock, $.01 par value per shares (the "Preferred Stock").

         The Company has agreed to extend, and the Shareholders desire to accept, registration rights with respect to the shares of the Company's Common Stock issued to the Shareholders pursuant to the Merger Agreement and the shares of Common Stock that may be issued to the Shareholders upon conversion of the Preferred Stock.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Shareholders agree as follows:

         Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  (b) :Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  (c) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which the Shareholders notify the Company of his intention to offer Registrable Securities.
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                  (d) "Registrable Securities" shall mean all of the (i) shares of the Company's Common Stock issued to the Shareholders pursuant to the Merger Agreement, or (ii) shares of the Company's Common Stock issued to the Shareholders upon conversion of his shares of the Company's Preferred Stock, or
(iii) stock issued in respect of stock referred to in (i) and (ii) above in any reorganization or (iv) stock issued in respect of the stock referred to in (i),
(ii) or (iii) as a result of a stock split, stock dividend, recapitalization or combination.

                  (e) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

                  (f) "Rule 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

                  (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

         Section 2.  Restrictions on Transferability.

                  (a) The Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Shareholders will cause any proposed purchaser, assignee, transferee, or pledgee of the Registrable Securities held by them to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

                  (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of Section 2(c) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RIGHTS TO REGISTER THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS

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                  CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE
                  PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

The Shareholders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Agreement.

                  (c) Each Shareholder agrees not to make any disposition of all or any portion of any Registrable Securities unless and until:

                           (i)      There is in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) The Shareholder shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, which proposed disposition may not be made prior to the first anniversary of this Agreement and, if reasonably requested by the Company, the Shareholder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition shall not require registration of such shares under the Securities Act. It is agreed, however, that no such opinion will be required for Rule 144 or Rule 144A transactions.

                           (iii) Notwithstanding the provisions of paragraphs
(i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for (A) a transfer by a Shareholder to a member of his immediate family, to trusts for the benefit of members of his immediate family, (B) the pledge or hypothecation of the Registrable Securities as security for obligations, and (C) with the Company's prior consent, which shall not be unreasonably withheld, a transfer by Ledecky to Ironbound Partners or another investment partnership controlled by him; provided, that such transferee or pledgee agrees in writing to be subject to all of the terms hereof and that any such transferee or pledgee of Ledecky agrees in writing to be subject to all of the terms of the Voting Agreement of even date herewith between Ledecky and S. Leslie Flegel III to the same extent as if he, she or it were Ledecky.

         Section 3.  Piggyback Registration.

                  (a) If, at any time or from time to time, the Company shall determine to register any of its equity securities, for its own account or the account of any of its shareholders, other than a registration on Form S-4 or Form S-8, or any successor form thereto, the Company will:

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                           (i)   give to the Shareholders written notice thereof
as soon as practicable prior to filing the registration statement; and

                           (ii) include in such registration, and in any
underwriting involved therein, all of the Registrable Securities specified in a written request by the Shareholders, made within fifteen (15) days after receipt of such written notice from the Company, except as set forth in subsection (b) below.

                  (b) Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting (provided that no shares held by persons with piggyback registration rights granted after the date of this Agreement are included in the registration and underwriting). The Company shall so advise the Shareholders, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Shareholders and other securities held by other holders at the time of filing the registration statement. If any Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

         Section 4. Demand Registration. The Shareholders shall have the right at any time or from time to time but not more than three times collectively and only after the second anniversary of this Agreement to request registrations of the Registrable Securities on Form S-3, or any successor form thereto. All requests for registration shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition. The Company shall, if it is then eligible to register its securities on such form, file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practical, but in any event within sixty (60) days after receipt of the request from the Shareholders, and shall use its reasonable best efforts to have such registration statement promptly declared effective by the Commission subject to the following:

                  (a) The Company shall not be required to effect registration under this Section 4 on any form other than Form S-3, or any successor forms thereto, during the term of this Agreement.

                  (b) The Company shall not be required to file a registration statement pursuant to this Section 4 within ninety (90) days of the effective date of any registration referred to in Section 3 above.

                  (c) The Company shall not be required to file a registration statement pursuant to this Section 4 unless the Shareholder proposes to dispose of shares of Registrable Securities

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having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000.

                  (d) The Company shall not be required to file more than two registration statements pursuant to this Section 4 within any twelve-month period.

         Section 5. Expenses of Registration. In addition to the fees and expenses contemplated by Section 6 hereof, all expenses incurred in connection with the registrations pursuant to Sections 3 and 4 hereof, including without limitation all registration, filing and qualification fees, printing expenses, and fees and disbursements of counsel for the Company, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to the sale of Registrable Securities.

         Section 6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Shareholders advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

                (a) keep such registration pursuant to Sections 3 and 4 continuously effective for a period of one hundred eighty (180) days, or, in each case, such reasonable period necessary to permit the Shareholders to complete the distribution described in the registration statement relating thereto, which ever is less;

                (b) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 6(a) above;

                (c) furnish such number of prospectuses and other documents incident thereto as the Shareholders from time to time may reasonably request;

                (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                (e) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed;

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                (f) make available for inspection by the Shareholders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Shareholders or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholders, or any such underwriter, attorney, accountant or agent in connection with such registration statement;

                (g) notify the Shareholders, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                (h) take such other actions as shall be reasonably requested by the Shareholders.

         Section 7.  Indemnification.

                (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 3 or 4, the Company will indemnify and hold harmless the Shareholders, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, to which the Shareholders, underwriter or control person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Shareholders, and each such underwriter and each person who controls each underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Shareholders or underwriter specifically for use therein.

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                  (b) In the event of a registration of any of the Registrable
Securities under the Securities Act pursuant to Sections 3 or 4, the Shareholders will, severally but not jointly, indemnify and hold harmless the Company, against any losses, claims, damages or liabilities to which the Company may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, and will reimburse the Company for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in reliance upon and in conformity with written information furnished to the Company by the Shareholders specifically for use therein; provided, however, that the total amount for which any Shareholder shall be liable under this
Section 6(b) shall not in any event exceed the aggregate proceeds received by such Shareholder from the sale of Registrable Securities in such registration.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                  (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other

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relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Shareholder shall be obligated to contribute pursuant to this Section 7(d) shall be limited to an amount equal to the proceeds to such Shareholder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Shareholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

                (e) The indemnification provided by this Section 7 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         Section 8.  Lockup Agreement.

                (a) Each Shareholder agrees that in the event Registrable Securities are included in any underwritten registration of the Company's securities, if the Company or the managing underwriters so request in connection with such registration, the Shareholders will not, without the prior written consent of the Company or such underwriters, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven (7) days prior to, and during the ninety
(90) day period subsequent to, the effective date of such underwritten registration, except in connection with such underwritten registration; provided that each officer and director of the Company and each other person who is also an affiliate of the Company shall enter into similar agreements.

                (b) The Company agrees not to effect any public sale or other distributions of equity securities, or any securities convertible into or exchangeable for such equity securities, during the seven (7) days prior to, and during the ninety (90) day period subsequent to, the effective date of any underwritten piggyback registration, except in connection with any such underwritten registration.

         Section 9. Rule 144 and 144A Reporting. With a view to making available to the Shareholders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

                (a) make and keep public information available, as those terms are understood in Rule 144 and Rule 144A; and

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                 (b) use its best efforts to file with the Commission in a
timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

         Section 10. Termination of Rights. All rights with respect to any given Shareholder under this Agreement shall terminate upon the later to occur of: (i) the date which is five (5) years after the closing date of the transactions covered by the Merger Agreement or (ii) the date on which such Shareholder is no longer deemed to be an "affiliate" of the Company, as defined in Rule 144.

         Section 11. Representations and Warranties of the Company. The Company represents and warrants to the Shareholders as follows:

                 (a) This Agreement has been duly executed and delivered by the Company, has been effectively authorized by all necessary action (corporate or otherwise), and constitutes the legal, valid and binding obligation of the Company.

                 (b) Neither the execution or delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will conflict with or result in a breach or violation of, or default under any of the terms, conditions or provisions of (i) any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets or properties are bound, (ii) the Company's charter documents or bylaws or (iii) any judgment, order, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

         Section 12.  Miscellaneous.

                 (a) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

    If to Ledecky:                     Building One Services Corporation
                                       800 Connecticut Avenue, N.W., Suite 1111
                                       Washington, D.C. 20006
                                       Attn: Jonathan J. Ledecky

    With copies to:                    Hogan & Hartson L.L.P.
                                       Columbia Square
                                       555 Thirteenth Street, N.W.
                                       Washington, D.C. 20004-1109
                                       Attn: J. Hovey Kemp, Esq.

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    If to Gillis:                      73-15 Weaver Street
                                       Greenwich, CT 06831

    With copies to:                    Richards & O'Neil, LLP
                                       885 Third Avenue
                                       New York, NY 10022
                                       Attn: John Peterson

    If to Weiner:                      735 Turf Road
                                       North Woodmere, NY 11581

    With copies to:                    Richards & O'Neil, LLP
                                       885 Third Avenue
                                       New York, NY 10022
                                       Attn: John Peterson

    If to the Company:                 The Source Information Management Company
                                       11644 Lilburn Park Road
                                       St. Louis, Missouri 63146
                                       Attn: S. Leslie Flegel, CEO & Chairman

    With a copy to:                    Armstrong, Teasdale, Schlafly & Davis
                                       One Metropolitan Square
                                       St. Louis, Missouri 63102
                                       Attn.: John L. Gillis, Jr., Esq.

                  (b) Except as provided in Section 2 hereof, this Agreement shall not be assignable by any of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and permitted assigns.

                  (c) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, but not the laws pertaining to choice or conflicts of laws, of the State of Missouri.

                  (d) This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  (e) This Agreement and the other agreements entered into by the parties on this date contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

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                  (f) This Agreement may be amended only by a writing signed by the Shareholder and the Company.

                  (g) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Any provision to this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdictions or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction, so long as the remaining provisions are sufficient to carry out the overall intentions of the parties as evidenced hereby.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be signed and delivered as of the date first above written.

                                   THE SOURCE INFORMATION MANAGEMENT
                                   COMPANY:




/s/ Jonathan J. Ledecky                   By: /s/ S. Leslie Flegel
------------------------------            ------------------------------
JONATHAN J. LEDECKY                            S. Leslie Flegel
                                               CEO & Chairman


/s/ James R. Gillis
------------------------------
JAMES R. GILLIS



/s/ Monte Weiner
------------------------------
MONTE WEINER

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